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                                                        EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Mace Security International, Inc. on Form S-8 (Registration No. 333-31757, filed on July 22, 1997) of our report dated June 18, 1999, with respect to the combined financial statements of Genie Car Wash Inc. of Austin, Genie Car Care Center, Inc. and Genie Car Service Center, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated May 18, 1999 (as amended August 2, 1999 on Form 8-K/A), filed with the Securities and Exchange Commission.


                                         /s/ D. Williams & Co., P.C.

Lubbock, Texas
July 28, 1999